Exhibit 99.1

Contact: investors@askbeacon.com Porter, LeVay & Rose, Inc. Marlon Nurse, V.P. — Investor Relations 212-564-4700 Trilogy Capital Partners Darren Minton, Vice President 800-592-6067
Beacon Enterprise Solutions Files 8-K Regarding Closing of Private Placement
— New Contracts Contributing to Cash Flow in Current Quarter —
LOUISVILLE, KY, November 24, 2009 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Transport Systems (“ITS”) infrastructure solutions, today announced that the Company has filed a Form 8-K with the SEC regarding the termination of its pending private placement.
Beacon has recently announced a series of new contracts and engagements that are contributing significantly to the Company’s revenue and cash flow in the current quarter. As a result, the Company no longer anticipates a need to raise additional equity capital in the short term and will terminate its current private placement no later than December 15, 2009.
“We have been experiencing sequential quarterly revenue growth and, with the addition of recently announced ITS infrastructure projects, expect to achieve sustainable profitability in FY 2010,” said Bruce Widener, CEO of Beacon Enterprise Solutions. “As a result of these fundamental developments, management is confident that we will not require additional rounds of equity capital in the near future and that cash flow from operations will aid our continued growth.”
“Over the last two years we have worked diligently to transform Beacon into a global leader in ITS infrastructure solutions and today have over 120 employees supporting customers in over 20 countries around the world,” continued Mr. Widener. “Our high profile engagements and consistent growth are meaningful achievements for a company in our stage of development and we look forward to sharing additional news of our progress as we continue to execute our plan to rapidly expand our domestic and global operations.”

Beacon Enterprise Solutions’ recently announced engagements include a three year ITS infrastructure management agreement with a fortune 100 pharmaceutical company valued at approximately $27 million, the design and construction of a data center in Zurich valued at over $24 million and an engagement to provide outsourced IT management solutions to Hitachi Cable Indiana.
About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Transport Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
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This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
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